EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT







We hereby consent to the use in the Form S-4 Registration Statement of Medical Technology Ventures, Inc. our report as of December 31, 1999 and 1998, dated February 28, 2000 relating to the financial statements of Medical Technology Ventures, Inc. which appear in such Form S-4, and to the reference to our Firm under the heading "Experts" in the prospectus.

                                     /s/ Weinberg & Company, P.A.
                                     WEINBERG & COMPANY, P.A.
                                     Certified Public Accountants

Boca Raton, Florida
August 29, 2000